  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
May 19, 2022
NL Industries, Inc.
(Exact name of registrant as specified in its charter)
New Jersey	1-640	13-5267260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2620
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code
(972) 233-1700

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	NL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 19, 2022, the registrant’s board of directors increased the size of the board from six to eight and elected R. Colin Gouveia and Courtney J. Riley to fill the newly created vacancies, with each to serve as a director until his or her successor is elected and qualified or his or her earlier resignation, removal or death.  The board of directors also appointed Mr. Gouveia to serve on its audit committee.

Mr. Gouveia, age 58, has served as senior vice president and general manager, elastomeric material solutions of Rogers Corporation, a publicly traded manufacturer of engineered materials, since 2019.  Prior to joining Rogers Corporation, Mr. Gouveia was vice president and general manager of Eastman Chemical Co. from 2014 to 2019. Earlier experience includes serving as executive vice president, president North America for Taminco Corporation from 2014 until its purchase by Eastman Chemical in 2019, and serving in various roles for The Dow Chemical Company from 2009 to 2012 and for Rohm and Haas Company from 2003 to 2009.

Ms. Riley, age 57, has served as the registrant’s chief executive officer since June 2021 and as its president since 2017. She previously served as the registrant’s executive vice president, environmental affairs and general counsel during 2017, and as its vice president, environmental affairs and general counsel from 2012 to 2016.  She currently serves as executive vice president, environmental affairs of the registrant’s affiliate Valhi, Inc.; as executive vice president, chief transformation officer of the registrant’s affiliate Kronos Worldwide, Inc.; and as senior vice president, environmental affairs of Contran Corporation, the parent corporation of the registrant’s consolidated tax group. Ms. Riley has served in legal and environmental affairs positions (including officer positions) with various companies related to the registrant and Contran since 2009.

Ms. Riley is an employee of Contran and provides her services to the registrant under an intercorporate services agreement between the registrant and Contran.  For a description of the intercorporate services agreement, see “Certain Relationships and Transactions” in the registrant’s 2022 proxy statement, which description is incorporated herein by reference.  In addition, for a discussion of potential conflicts of interest of officers who serve more than one corporation, see “Certain Relationships and Transactions” in the 2022 proxy statement, which discussion is also incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The registrant held its 2022 annual meeting of shareholders on May 19, 2022. At the 2022 annual meeting, the registrant’s shareholders voted on the two proposals described in detail in the registrant’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 30, 2022. Shareholders present at the 2022 annual meeting, either in person or by proxy, represented 93.9% of the 48,802,734 shares eligible to vote at the meeting.

Proposal 1:  Election of Directors

The registrant’s shareholders elected Ms. Loretta J. Feehan, Mr. Robert D. Graham, Mr. John E. Harper, Ms. Meredith W. Mendes, Mr. Cecil H. Moore, Jr. and Gen. Thomas P. Stafford (ret.) as directors.  Each director nominee received votes “For” his or her election from at least 86.9% of the shares eligible to vote at the annual meeting.

Proposal 2:  Say-on-Pay, Nonbinding Advisory Vote Approving Executive Compensation

The registrant’s shareholders adopted a resolution, on a nonbinding advisory basis, approving the compensation of the registrant’s named executive officers as described in the registrant’s 2022 proxy statement.  The resolution received the approval from 85.1% of the shares eligible to vote at the annual meeting.

Item 7.01	Regulation FD Disclosure.

The registrant hereby furnishes the information set forth in its press release issued on May 19, 2022, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference.  The information the registrant furnishes in this report under this Item 7.01, and the exhibit in Item 9.01, is not deemed “filed” for purposes of section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  Registration statements or other documents filed with the U.S. Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Item No.	Exhibit Index

	99.1	Press release dated May 19, 2022 issued by the registrant.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NL INDUSTRIES, INC.
(Registrant)

Date: May 19, 2022	By: /s/ Amy A. Samford
Amy A. Samford Executive Vice President and Chief Financial Officer